Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Reports

First Quarter 2015 Financial and Operating Results

Proved Reserves Increased 73% in the First Quarter to 869.2 Bcfe (75% natural gas)

Dallas, TX — (Marketwire) — May 11, 2015 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company” or “Magnum Hunter”) announced today financial and operating results for the three months ended March 31, 2015.  The Company plans to file its Form 10-Q for the quarter ended March 31, 2015 with the Securities and Exchange Commission later today, Monday, May 11, 2015.  Highlights of the Company’s financial and operating results include the following:

•                  Proved reserves increased 73% in first quarter 2015 to 869.2 Bcfe (75% natural gas)

•                  Reported production of 163.6 MMcfe/d (27,261 Boe/d) for first quarter 2015, a 66% increase over the prior year comparable quarter

•                  First quarter 2015 production mix of 74% natural gas, 13% NGLs and 13% oil

•                  Average realized natural gas price for first quarter 2015 was $2.91 per Mcf (a $0.04 positive differential to the average NYMEX price for the period)

•                  Recent record throughput volumes on Eureka Hunter Pipeline System of approximately 623,713 MMBtu/d

•                  Production costs per Mcfe for first quarter 2015 declined 36% to $0.94, compared to the prior year comparable quarter

•                  Adjusted EBITDAX(a) for first quarter 2015 was $13.4 million

•                  Net gain/(loss) of ($0.57) per diluted share is reported for first quarter 2015

•                  Adjusted net loss(a) of ($0.38) per diluted share is reported for first quarter 2015

•                  Recurring general and administrative expenses(a) for first quarter 2015 were $0.43 per Mcfe, a 52% decrease over the prior year comparable quarter

•                  ~210,000 net acres in core plays, of which ~80,000 net acres located in the Marcellus Shale and ~130,000 net acres located in the Utica Shale currently under lease

(a) See Non-GAAP Financial Measures and Reconciliations below

First Quarter 2015 Proved Reserves

During the first quarter of 2015, the Company increased estimated total proved reserves by 73% to 869.2 Bcfe, compared with estimated total proved reserves at year-end 2014 of 502.8 Bcfe. The proved reserves growth was attributable primarily to an increase in proved undeveloped (“PUD”) reserves, resulting from the addition by the Company of 20 new Utica Shale PUD locations and 23 new Marcellus Shale PUD locations. These new locations were the result of significant recent production results in the Company’s Ohio acreage position for both the Utica and Marcellus Shale plays, finalization of new units offsetting existing proved developed producing (“PDP”) wells and additional locations within existing PDP units. The Company expects to continue to increase its proved reserves in the Utica Shale, where it presently owns ~130,000 net leasehold acres. The Company continues to work to finalize approximately 54 additional drilling units within its core Utica and Marcellus Shale acreage positions. At March 31, 2015, the Appalachian Basin (including properties in the Marcellus Shale and Utica Shale in West Virginia and Ohio and properties in Kentucky) accounted for approximately 90% of Magnum Hunter’s total proved reserves volumes, and the Williston Basin in North Dakota accounted for the remaining approximately 10% of the Company’s total proved reserves volumes. The proved reserves information for the first quarter of 2015 contained in this press release is estimated based on evaluations conducted by the Company’s internal geological and engineering team, and such information has not been audited or reviewed by the Company’s third-party independent engineering consultants or any other third party.

Financial and Operating Results for the Three Months Ended March 31, 2015

Oil and gas production increased 66% for the three months ended March 31, 2015 to ~14.7 Bcfe (~2.5 million Boe) or an average of ~163.6 MMcfe (~27,261 Boe) per day (74% natural gas, 13% oil and 13% NGLs), compared with production of ~8.9 Bcfe (~1.5 million Boe) or an average of ~98.6 MMcfe (~16,433 Boe) per day (56% natural gas, 29% oil and 15% NGLs) for the three months ended March 31, 2014. The increase in production was attributable primarily to the Company’s expanded 2014 drilling program in its core areas of operations and production results from the Marcellus and Utica Shale plays.

Magnum Hunter reported a decrease in oil and gas revenues of 35% to $49.4 million for the three months ended March 31, 2015, compared with $76.0 million for the three months ended March 31, 2014. Revenues decreased during the quarter ended March 31, 2015 due primarily to decreases in the prices received for oil, natural gas and NGLs, partially offset by higher production volumes from our Marcellus Shale and Utica Shale wells.

The Company reported a net loss of ($114.8) million attributable to common shareholders, or $(0.57) per basic and diluted common shares outstanding, for the three months ended March 31, 2015, compared with a net loss of ($76.5) million, or ($0.41) per basic and diluted common shares outstanding, for the three months ended March 31, 2014.  When adjusted for a combination of non-cash expenses and non-recurring gains on asset sales, the Company’s adjusted net loss attributable to common shareholders for the three months ended March 31, 2015 was ($0.38) per basic and diluted common shares outstanding (see Non-GAAP Financial Measures and Reconciliations below).

For the three months ended March 31, 2015, Magnum Hunter’s Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Exploration Expense (“Adjusted EBITDAX”) was $13.4 million, compared with $39.5 million for the three months ended March 31, 2014 (See Non-GAAP Financial Measures and Reconciliations below), a decrease of 66%.  The decrease in Adjusted EBITDAX was due primarily to the dramatic decrease in commodity prices for the quarter ended March 31, 2015. Recurring general and administrative expenses per Mcfe for the three months ended March 31, 2015 decreased 52% to $0.43 per Mcfe from $0.89 per Mcfe for the three months ended March 31, 2014, due primarily to (i) reduced professional services, (ii) reduced reliance on external consultants and (iii) decreased salaries and personnel expenses (See Non-GAAP Financial Measures and Reconciliations below).  The Company anticipates that its reliance on third-party consultants will continue to substantially decrease, which, combined with reductions in corporate offices and headcount, will further reduce its recurring general and administrative expenses per Mcfe during the remainder of fiscal year 2015.

Capital Expenditures and Existing Liquidity

The Company’s upstream capital expenditure budget for fiscal year 2015 is $100 million. The Company’s upstream capital expenditure budget may be reduced or increased depending on realized prices for its natural gas, natural gas liquids and oil, investment opportunities, continued effective implementation of cost reduction initiatives, including reduction of oil and gas field service costs, and funding allocations. The Company has allocated approximately $70 million of its upstream capital expenditure budget to its Marcellus Shale and Utica Shale exploration and development drilling program in West Virginia and Ohio, approximately $10 million to its properties in the Williston Basin/Bakken Shale in North Dakota (substantially all of which are non-operated) and approximately $20 million for additional leasehold acreage acquisitions in the Marcellus Shale and Utica Shale plays.

For the three months ended March 31, 2015, total upstream capital expenditures were $47.2 million, of which $11.2 million and $19.0 million constituted drilling and completion capital for the Williston Basin and Appalachian Basin, respectively. Leasehold acquisition expenditures for the three months ended March 31, 2015, were $17.0 million, predominately all of which was in the Utica Shale and Marcellus Shale plays.

Magnum Hunter believes that its internally generated cash flows, anticipated increased borrowing availability under its Senior Revolving Credit Facility, and additional liquidity sources, including but not limited to proceeds from non-core asset sales, potential capital markets transactions and planned strategic initiatives that the Company is actively pursuing, will provide it with sufficient liquidity to fund its fiscal 2015 capital expenditure budget. As of May 8, 2015, the Company had total liquidity of approximately $20.1 million, comprised of approximately $14.4 million of cash and $5.7 million of borrowing availability under its Senior Revolving Credit Facility.

On May 7, 2015, the Company terminated its open “in the money” commodity derivatives positions. Following the May 2015 borrowing base redetermination under the Company’s Senior Revolving Credit Facility, which redetermination took into account the termination of all such open commodity derivatives positions, the Company’s borrowing base under its Senior Revolving Credit Facility was maintained at $50 million.  The Company expects to receive on or before May 12, 2015 up to $11.8 million in cash proceeds from the termination of its open commodity derivatives positions.

2015 Liquidity Events

As previously disclosed, the Company is actively working on a number of strategic initiatives to enhance the Company’s overall liquidity throughout 2015.

•                  The Company is negotiating an asset management agreement for the marketing by a third party of certain of the Company’s natural gas production whereby the third party also will agree to provide credit support to certain interstate pipeline companies in replacement of the Company’s firm transportation letters of credit, resulting in the cancellation of the letters of credit and a corresponding increase in borrowing capacity under the Company’s Senior Revolving Credit Facility of ~$40.0 million.

•                  Magnum Hunter is negotiating a definitive purchase and sale agreement covering ~5,000 acres of undeveloped net leasehold acreage located in Appalachia. The Company considers this acreage to be non-core to its current operations in the region and expects this transaction could generate cash proceeds to the Company of approximately $45 million to $60 million.

•                  The Company has engaged an investment bank to conduct the marketing of a portion of the Company’s existing equity ownership interest in Eureka Hunter Holdings, LLC in the approximate amount of $50 million.

•                  The Company maintains a shelf registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on April 22, 2015.

•                  Magnum Hunter is in negotiations with certain parties for a joint venture under which the Company would sell or contribute certain Utica Shale unproved, undeveloped leasehold acreage located in Ohio which would provide it with a combination of cash up front as well as funding for future capital expenditures in the approximate total amount of $450 million.

Operations

2015 Production and Capital Guidance Update

As previously disclosed in connection with Magnum Hunter’s 2015 production guidance, the Company expects average daily production for 2015 of 180 – 204 MMcfe/d (30,000 – 34,000 Boe/d). Contingent on closing of the liquidity initiatives referred to above, along with further service cost reductions, the Company will begin putting additional capital for 2015 projects to work. Of the $47.2 million of capital expenditures in the first quarter of 2015 discussed above, only 52% was associated with budgeted 2015 capital projects ($7.3 million for non-operated Bakken properties, no Marcellus and Utica Shale drilling and completion activities and $17.0 million for leasehold acquisitions). The remainder of the 2015 budget, the vast majority of which is dedicated to West Virginia and Ohio drilling and completion activity, is expected to be second half of the year weighted.

Marcellus Shale

Magnum Hunter currently has ~44 net horizontal wells producing from the Marcellus Shale. The Company placed seven net wells (four new wells and three previously shut-in wells) on production during the first quarter of 2015. Magnum Hunter currently has no drilling rigs or completion crews active in the Marcellus Shale play. Five net Marcellus wells are currently in various stages of the drilling phase, but all drilling operations with respect to these wells have been suspended.

Utica Shale

Magnum Hunter currently has four net horizontal wells producing from the Utica Shale. The Company placed 1.5 net wells on production during the first quarter of 2015. Magnum Hunter currently has no drilling rigs or completion crews active in the Utica Shale play. Two net Utica wells have been drilled and are awaiting fracture stimulation and three net Utica wells are in various stages of the drilling phase, but all drilling and completion operations with respect to these wells have been suspended.

Price Realizations

Magnum Hunter’s average realized natural gas price for the first quarter of 2015 was $2.91 per Mcf, a $0.04 positive differential to the average NYMEX price for the period. A portion of the Company’s first quarter 2015 natural gas production was sold for favorable pricing through the Rockies Express interstate pipeline interconnect with the Eureka Hunter Pipeline System.  Magnum Hunter’s average realized oil price for the first quarter of 2015 was $30.16 per barrel, an $18.41 per barrel negative differential to the average WTI price for the period.  Magnum Hunter’s average realized NGLs price for the first quarter of 2015 was $25.52 per barrel, or ~53% of the average WTI price for the period.

Eureka Hunter

Eureka Hunter Pipeline is currently gathering approximately 550,000 – 600,000 MMBtu per day.   The Company expects continued increases in throughput volumes as new customers bring gas to the Eureka Hunter Pipeline System due to the completions of new interconnects with major interstate pipelines. The Company anticipates that compression into the Rockies Express interstate pipeline will become operational this month. Operations continue to focus on adding infrastructure across active areas within the dry gas Utica Shale play, especially through Monroe County, Ohio and in West Virginia. Eureka Hunter Holdings’ midstream capital expenditure budget for fiscal year 2015 is approximately $85 million. Magnum Hunter expects these capital needs to be funded primarily through the Eureka Hunter Pipeline credit facility and the capital deferment agreement with the Company’s principal co-investor in Eureka Hunter Holdings.

Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter, commented, “We continue to be in “hunker down” mode as we work on closing our various liquidity events previously outlined. Production growth year-over-year has been significant due to new wells drilled and placed on production in our two core resource plays, the Marcellus and Utica. However, currently we are not drilling or completing any new wells in anticipation of further reductions in service costs and improvements in our working capital position. We are finally beginning to realize the proved reserve growth potential in our vast undeveloped leasehold position with the reporting today of a 73% increase in our proved reserves this quarter.  Eureka Hunter continues to increase throughput volumes and is targeting close to 1 Bcf per day of total volumes around year-end. New interstate interconnects have enabled the realized natural gas price to increase to a $0.04 positive differential to NYMEX in the first quarter of 2015. We continue to negotiate our planned Utica Joint Venture, in the $450 million range, and believe a definitive joint venture transaction with an interested party will be completed soon.”

Non-GAAP Financial Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP that are presented in this release.

Magnum Hunter defines adjusted income (loss) as reported net income (loss) attributable to common shareholders, plus non-recurring and non-cash items which include (i) exploration expense, (ii) impairment of proved oil and gas properties, (iii) impairment of other operating assets, (iv) non-cash stock compensation expense, (v) non-cash 401k matching expense, (vi) non-recurring transaction and other expense, (vii) unrealized (gain) loss on investments, (viii) interest expense – fees, (ix) unrealized (gain) loss on derivatives, (x) (gain) loss on sale of assets, (xi) income tax expense (benefit), (xii) non-recurring charge for reduction of capital account in Eureka Hunter Holdings, (xiii) gain on deconsolidation of Eureka Hunter Holdings, (xiv) loss on extinguishment of Eureka Hunter Holdings Series A Preferred Units, (xv) (gain) loss from sale of discontinued operations and (xvi) income from discontinued operations.

Magnum Hunter defines Adjusted EBITDAX as net income (loss) from continuing operations before (i) net interest expense, (ii) (gain) loss on sale of assets, (iii) depletion, depreciation, amortization and accretion, (iv) impairment of proved oil and gas properties, (v) impairment of other operating assets, (vi) exploration expense, (vii) non-cash stock compensation expense, (viii) non-cash 401k matching expense, (ix) non-recurring transaction and other expense, (x) unrealized (gain) loss on investments, (xi) income tax expense (benefit), (xii) unrealized (gain) loss on derivatives, (xiii) non-recurring charge for reduction of capital account in Eureka Hunter Holdings, (xiv) gain on deconsolidation of Eureka Hunter Holdings and (xv) gain on dilution of interest in Eureka Hunter Holdings.  Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.

Magnum Hunter defines recurring cash G&A as total general and administrative expenses before (i) non-cash stock compensation, (ii) acquisition and other non-recurring expense and (iii) non-recurring charge for reduction of capital account in Eureka Hunter Holdings.

Management believes these non-GAAP financial measures facilitate evaluation of the Company’s business on a “normalized” or recurring basis and without giving effect to certain non-cash expenses and other items, thereby providing management, investors and analysts with comparative information for evaluating the Company in relation to other oil and gas companies providing corresponding non-GAAP financial measures.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures for financial performance prepared in accordance with GAAP, and that the reconciliations to the closest corresponding GAAP measure should be reviewed carefully.

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Dallas, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia and Ohio. The Company is presently active in two of the most prolific unconventional shale resource plays in North America, the Marcellus Shale and Utica Shale located in Northwest West Virginia and Southeast Ohio.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•                  annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•                  the most recent version of the Company’s Investor Presentation slide deck;

•                  announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•                  press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•                  corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company.  Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company.  Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED RESULTS OF OPERATIONS (Continuting Operations)

	Three Months Ended
	March 31,
	2015	2014
Oil and natural gas revenue and production
Revenues (in thousands, U.S. Dollars)
Oil	$9,544	$35,353
Natural gas	31,860	27,520
NGLs	7,987	13,092
Total oil and natural gas sales	49,391	75,965

Production
Oil (MBbl)	316	425
Natural gas (MMcf)	10,942	4,949
NGLs (MMcfe)	1,881	1,373
Total (MMcfe)	14,721	8,874
Mcfe/d	163,569	98,596

Average prices (U.S. Dollars)
Oil (Bbl)	$30.16	$83.14
Natural gas (Mcf)	$2.91	$5.56
NGLs (Mcfe)	$4.25	$9.53
Total average price (per Mcfe)	$3.36	$8.56

Costs and expenses (per Mcfe)
Production costs	$0.94	$1.47
Severance tax and marketing	$0.19	$0.56
Transporation, processing, and other related costs	$1.38	$1.36
Exploration	$0.58	$1.79
Impairment of proved oil and natural gas property	$0.94	$1.89
Depletion, depreciation and accretion	$3.92	$3.31
General and administrative expense	$0.87	$1.81

Other segments (in thousands)
Midstream natural gas gathering, processing and marketing revenues	$458	$31,723
Midstream natural gas gathering, processing and marketing expenses	$494	$29,999
Oilfield services revenues	$4,865	$5,621
Oilfield services expenses	$4,211	$3,947

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,653	$53,180
Accounts receivable:
Oil and natural gas sales	6,718	16,319
Joint interests and other, net of allowance for doubtful accounts of $459 at March 31, 2015 and $308 at December 31, 2014	10,654	23,888
Derivative assets	15,376	16,586
Inventory	3,412	2,268
Investments	2,225	3,864
Prepaid expenses and other assets	2,750	4,091
Total current assets	54,788	120,196

PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method of accounting, net	1,066,623	1,098,235
Gas transportation, gathering and processing equipment and other, net	77,534	77,423
Total property, plant and equipment, net	1,144,157	1,175,658

OTHER ASSETS
Deferred financing costs, net of amortization of $15,906 at March 31, 2015 and $15,099 at December 31, 2014	22,093	22,856
Other assets	875	3,928
Investment in affiliates, equity method	346,912	347,191
Total assets	$1,568,825	$1,669,829

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$10,171	$10,770
Accounts payable	112,459	130,502
Accounts payable to related parties	2,239	90
Accrued liabilities	35,204	20,277
Revenue payable	6,532	5,450
Other liabilities	2,377	1,356
Total current liabilities	168,982	168,445

NONCURRENT LIABILITIES
Long-term debt, net of current portion	940,809	937,963
Asset retirement obligations, net of current portion	25,564	26,229
Other long-term liabilities	5,499	5,337
Total liabilities	1,140,854	1,137,974

COMMITMENTS AND CONTINGENCIES (Note 14)

REDEEMABLE PREFERRED STOCK
Series C Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”), cumulative dividend rate 10.25% per annum, 4,000,000 authorized, 4,000,000 issued and outstanding as of March 31, 2015 and December 31, 2014, with a liquidation preference of $25.00 per share	100,000	100,000
	100,000	100,000
SHAREHOLDERS’ EQUITY
Preferred stock 10,000,000 shares authorized, including authorized shares of Series C Preferred Stock
Series D Cumulative Preferred Stock (“Series D Preferred Stock”), cumulative dividend rate 8.0% per annum, 5,750,000 authorized, 4,424,889 issued and outstanding as of March 31, 2015 and December 31, 2014, with a liquidation preference of $50.00 per share	221,244	221,244
Series E Cumulative Convertible Preferred Stock (“Series E Preferred Stock”), cumulative dividend rate 8.0% per annum, 12,000 authorized, 3,803 issued and 3,722 outstanding as of March 31, 2015 and December 31, 2014, with a liquidation preference of $25,000 per share	95,069	95,069
Common stock, $0.01 par value per share, 350,000,000 shares authorized, and 202,449,056 and 201,420,701 issued, and 201,534,104 and 200,505,749 outstanding as of March 31, 2015 and December 31, 2014, respectively	2,024	2,014
Additional paid in capital	912,957	909,783
Accumulated deficit	(899,313)	(784,546)
Accumulated other comprehensive loss	(66)	(7,765)
Treasury stock, at cost:
Series E Preferred Stock, 81 shares as of March 31, 2015 and December 31, 2014	(2,030)	(2,030)
Common stock, 914,952 shares as of March 31, 2015 and December 31, 2014	(1,914)	(1,914)
Total shareholders’ equity	327,971	431,855
Total liabilities and shareholders’ equity	$1,568,825	$1,669,829

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2015	2014
REVENUES AND OTHER
Oil and natural gas sales	$49,391	$75,965
Midstream natural gas gathering, processing, and marketing	458	31,723
Oilfield services	4,865	5,621
Other revenue	682	173
Total revenue	55,396	113,482
OPERATING EXPENSES
Production costs	13,805	13,056
Severance taxes and marketing	2,823	4,975
Transportation, processing, and other related costs	20,337	12,033
Exploration	8,490	15,924
Impairment of proved oil and gas properties	13,854	16,754
Midstream natural gas gathering, processing, and marketing	494	29,999
Oilfield services	4,211	3,947
Depletion, depreciation, amortization and accretion	57,750	29,409
Loss (gain) on sale of assets, net	(1,652)	4,075
General and administrative	12,772	16,072
Total operating expenses	132,884	146,244
OPERATING LOSS	(77,488)	(32,762)
OTHER INCOME (EXPENSE)
Interest income	49	45
Interest expense	(23,465)	(23,897)
Gain derivative contracts, net	3,102	347
Gain on dilution of interest in Eureka Hunter Holdings, LLC	2,390	—
Loss from equity method investment	(2,900)	(246)
Other expense	(7,607)	(44)
Total other expense, net	(28,431)	(23,795)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(105,919)	(56,557)
Income tax benefit	—	—
LOSS FROM CONTINUING OPERATIONS, NET OF TAX	(105,919)	(56,557)
Income from discontinued operations, net of tax	—	3,369
Loss disposal of discontinued operations, net of tax	—	(8,513)
NET LOSS	(105,919)	(61,701)
Net loss attributed to non-controlling interests	—	109
LOSS ATTRIBUTABLE TO MAGNUM HUNTER RESOURCES CORPORATION	(105,919)	(61,592)
Dividends on preferred stock	(8,848)	(14,896)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(114,767)	$(76,488)
Weighted average number of common shares outstanding, basic and diluted	200,918,521	172,146,431
Loss from continuing operations per share, basic and diluted	$(0.57)	$(0.41)
Loss from discontinued operations per share, basic and diluted	—	(0.03)
NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.57)	$(0.44)

AMOUNTS ATTRIBUTABLE TO MAGNUM HUNTER RESOURCES CORPORATION
Loss from continuing operations, net of tax	$(105,919)	$(56,448)
Loss from discontinued operations, net of tax	—	(5,144)
Net loss	$(105,919)	$(61,592)

MAGNUM HUNTER RESOURCES CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(105,919)	$(61,701)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation, amortization and accretion	57,750	29,408
Exploration	7,838	13,712
Impairment of proved oil and gas properties	13,854	—
Share-based compensation	3,185	1,061
Cash paid for plugging wells	—	(22)
Loss (gain) on sale of assets	(1,652)	31,238
Unrealized loss (gain) on derivatives contracts	1,209	(2,631)
Gain on dilution of interest in Eureka Hunter Holdings	(2,390)	—
Loss from equity method investment	2,900	246
Other than temporary impairment on investment	8,992	—
Amortization and write-off of deferred financing costs and discount on Senior Notes included in interest expense	1,124	3,621
Changes in operating assets and liabilities:
Accounts receivable, net	30,313	(7,828)
Inventory	(1,144)	3,246
Prepaid expenses and other current assets	1,585	(562)
Accounts payable	14,616	(26,020)
Revenue payable	446	4,841
Accrued liabilities	15,429	15,268
Net cash provided by operating activities	48,136	3,877
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures and advances	(84,255)	(39,127)
Change in deposits and other long-term assets	2,789	(107)
Proceeds from sale of assets	580	16,415
Net cash used in investing activities	(80,886)	(22,819)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	—	28,897
Proceeds from sale of Eureka Hunter Holdings Series A Preferred Units	—	3,920
Proceeds from exercise of warrants and options	—	3,983
Preferred stock dividend	(8,848)	(10,770)
Repayments of debt	(3,070)	(84,683)
Proceeds from borrowings on debt	5,000	101,616
Deferred financing costs	(44)	(1,331)
Change in other long-term liabilities	163	24
Net cash provided by (used in) financing activities	(6,799)	41,656
Effect of changes in exchange rate on cash	22	25
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(39,527)	22,739
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	53,180	41,713
CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,653	$64,452

Magnum Hunter Resources Reconciliations (Unaudited)

Adjusted Loss per Common Share Reconciliation

	Three Months Ended
	March 31,
($ in thousands)	2015	2014 (1)

Net loss attributable to common shareholders - reported	$(114,767)	$(76,488)

Non-recurring and non-cash items:
Exploration expense	8,490	15,924
Impairment of proved oil and gas properties	13,854	16,754
Impairment of other operating assets	—	—
Non-cash: stock compensation expense	3,184	1,061
Non-cash: 401k matching expense	348	298
Non-recurring transaction and other expense	3,264	7,090
Unrealized loss on investments	11,892	246
Interest expense - fees	807	3,621
Unrealized (gain) loss on derivatives	1,209	(2,631)
(Gain) loss on sale of assets	(1,652)	4,075
Income tax (benefit)	—	—
Non-recurring charge for reduction of capital account in Eureka Hunter Holdings	—	—
Gain on deconsolidation of Eureka Hunter Holdings	—	—
Gain on dilution of interest in Eureka Hunter Holdings	(2,390)	—
Loss on extinguishment of Eureka Hunter Holdings Series A Preferred Units	—	—
Loss from sale of discontinued operations	—	8,513
Income from discontinued operations	—	(3,369)

Total non-recurring and non-cash items	$39,006	$51,582

Net loss attributable to common shareholders - as adjusted	$(75,761)	$(24,906)

Net loss attributable to common shareholders - as adjusted	$(0.38)	$(0.14)

Weighted Average Shares	200,918,521	172,146,431

(1)  Information for the three months ended March 31, 2014 has been adjusted to present the results of operations of Magnum Hunter Production, Inc. in continuing operations.

Adjusted EBITDAX Reconciliation

	Three Months Ended
	March 31,
($ in thousands)	2015	2014 (1)

Net loss from continuing operations	$(105,919)	$(56,557)
Net Interest expense	23,416	23,852
(Gain) loss on sale of assets	(1,652)	4,075
Depletion, depreciation, amortization and accretion	57,750	29,409
Impairment of proved oil and gas properties	13,854	16,754
Impairment of other operating assets	—	—
Exploration expense	8,490	15,924
Non-cash stock compensation expense	3,184	1,061
Non-cash 401k matching expense	348	298
Non-recurring transaction and other expense	3,264	7,090
Unrealized loss on investments	11,892	246
Income tax (benefit)	—	—
Unrealized (gain) loss on derivatives	1,209	(2,631)
Non-recurring charge for reduction of capital account in Eureka Hunter Holdings	—	—
Gain on deconsolidation of Eureka Hunter Holdings	—	—
Gain on dilution of interest in Eureka Hunter Holdings	(2,390)	—
Total Adjusted EBITDAX	$13,446	$39,521

(1)  Information for the three months ended March 31, 2014 has been adjusted to present the results of operations of Magnum Hunter Production, Inc. in continuing operations.

Recurring Cash G&A Reconciliation

	Three Months Ended
	March 31,
($ in thousands)	2015	2014 (1)

Total G&A	$12,772	$16,072

Adjustments:
Non-cash stock compensation	3,184	1,061
Acquisition and other non-recurring expense	3,264	7,090
Non-recurring charge for reduction of capital account in Eureka Hunter Holdings	—	—
Recurring Cash G&A	$6,324	$7,921

Recurring Cash G&A Per Mcfe	$0.43	$0.89

(1)  Information for the three months ended March 31, 2014 has been adjusted to present the results of operations of Magnum Hunter Production, Inc. in continuing operations.

Contact:

Mark Schuck

AVP Financial Planning and Investor Relations

ir@magnumhunterresources.com

832-203-4560